EXHIBIT 24.2

                     CONSENT OF RAIMONDO, PETTIT & GLASSMAN

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                           RAIMONDO, PETTIT & GLASSMAN
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                           ACCOUNTANTS AND CONSULTANTS
                          UNION BANK TOWER, SUITE 1250
                            21515 HAWTHORNE BOULEVARD
                           TORRANCE, CALIFORNIA 90503
                            TELEPHONE (310) 540-5990
                               FAX (310) 543-3066

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration of Nona Morelli's II, Inc. on Form S-8 of our report dated November 8, 1996, except for information relating to Cleopatra Palace, Ltd. and National Pools Corporation included in Notes 7, 12 and 13, as to which the date is November 29, 1996, on our audit of the consolidated financial statements of Nona Morelli's II, Inc. as of June 30, 1996. Such report includes an explanatory paragraph with respect to substantial doubt existing as to the Company's ability to continue as a going concern and is included in the Annual Report on Form 10KSB filed with the Securities and Exchange Commission on or about December 10, 1996. We also consent to the reference to our firm under the caption "Experts."

                                        /s/  RAIMONDO, PETTIT & GLASSMAN
                                        ---------------------------------------
                                             RAIMONDO, PETTIT & GLASSMAN

Torrance, California
January 8, 1997